SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BERLITZ INT'L., INC.

                    GAMCO INVESTORS, INC.
                                 4/30/01            1,100            14.6009
                                 4/26/01           20,000            14.6000
                                 4/25/01            5,000            14.5500
                    GABELLI ASSOCIATES LTD
                                 4/25/01            5,800            14.5500
                                 4/19/01            5,500            14.4527
                    GABELLI ASSOCIATES FUND
                                 4/25/01            5,800            14.5500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.